DISTRIBUTION AGREEMENT


Agreement to be effective November 1, 1994 by and between PRINCOR UTILITIES FUND, INC., a Maryland corporation (hereinafter sometimes called the "Fund") and PRINCOR FINANCIAL SERVICES CORPORATION, an Iowa corporation (Hereinafter sometimes called the "Distributor").

                              W I T N E S S E T H:

WHEREAS, The Fund and the Distributor wish to enter into an agreement setting forth the terms upon which the Distributor will act as underwriter and distributor of the Fund.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Fund hereby appoints the Distributor to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940 (as amended) of the shares of Capital Stock of the Fund (hereinafter sometimes call "shares"), and the distributor agrees to act and perform the duties and functions of underwriter in the manner and subject to the conditions hereinafter set forth.

1.      SOLICITATION OF ORDERS

        The Distributor will use its best efforts (but only in states where it may lawfully do so) to obtain from investors unconditional orders for shares authorized for issue by the Fund and registered under the Securities Act of 1933, as amended, provided the Distributor may in its own discretion refuse to accept orders for shares from any particular applicant. The Distributor does not undertake to sell any specific number of shares of the Fund.

2.      SALE OF SHARES

        The Distributor is authorized to sell as agent on behalf of the Fund authorized shares of the Fund by accepting unconditional orders placed with the Distributor by investors in states wherever sales may lawfully be made.

3.      PUBLIC OFFERING PRICE

        Except as limited by paragraphs 6 and 7 hereof, all shares of the Fund sold to investors by the Distributor as agent for the Fund will be sold for the basic retail price, which basic retail price shall be the public offering price applicable to each purchase as from time to time stated in the current prospectus of the Fund.

4.      COMMISSIONS

        The Distributor shall receive a commission equal to the difference between the basic retail price and the "net asset value" of the Fund's shares sold through the Distributor subject to a sales charge at the basic retail price. The term, "net asset value," as used herein, means said value as determined either as of the close of trading of the New York Stock Exchange on the day an order for purchase of shares is accepted or as of such other time as may be in accordance with any provision of the 1940 Investment Company Act, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the 1934 Securities Exchange Act (all as the Distributor may determine) or as of such time as the Board of Directors or duly authorized officers or agents of the Fund may determine in the manner provided in the Fund's Certificate of Incorporation or Bylaws as from time to time amended. If any such commission is received by the Fund, it will pay such commission to the Distributor. In addition, the Distributor will be paid the entire amount of any contingent deferred sales charge imposed and paid by shareholders upon the redemption or repurchase of the Fund's shares as set forth in the Fund's prospectus, subject to any waivers or reductions in sales charge that may be disclosed int he prospectus. The Distributor may pay its agents and employees such compensation, allow to dealers such concessions, and allow (and authorize dealers to re-allow) such discounts to purchasers, as the Distributor may determine from time to time. The Distributor may also purchase as principal shares of the Fund at "net asset value" and sell such shares at the public offering price.

5.      DELIVERY OF PAYMENTS AND ISSUANCE OF SHARES

        The  Distributor  will deliver to the Fund all payments made pursuant to
        orders  accepted  by  the  Distributor   upon  receipt  thereof  by  the
        Distributor in its principal place of business.

        After payment the Fund will issue shares of Capital Stock by crediting to a stockholder account in such names and such manner as specified in the application or order relating to such shares. Certificates will be issued only upon request by the shareholder.

6.      SALES OF SHARES TO CERTAIN CLASSES OF INVESTORS OR TRANSACTIONS

        The sale price of Class A shares of the Fund will reflect the scheduled variations in, or elimination of, the sales load to particular classes of investors or transactions as may be described in the Fund's current prospectus or statement of additional information.

7.      SALE OF SHARES TO INVESTORS BY THE FUND

        Any right granted to the Distributor to accept orders for shares or make sales on behalf of the Fund will not apply to shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company. Also, any such right shall not apply to shares issued, sold or transferred, whether Treasury or newly issued shares, that may be offered by the Fund to its shareholders as stock dividends or splits for not less than "net asset value".

8.      AGREEMENTS WITH DEALERS OR OTHERS

        In making agreements with any dealers or others, the Distributor shall act only in its own behalf and in no sense as agent for the Fund and shall be agent for the Fund only in respect of sales and repurchases of Fund shares.

9.      COPIES OF CORPORATE DOCUMENTS

        The Fund will furnish the Distributor promptly with properly certified or authenticated copies of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein and all amendments or supplements thereto hereafter filed. Also, the Fund shall furnish the Distributor with a reasonable number of printed copies of each semi-annual and annual report (quarterly if made) of the Fund as the Distributor may request, and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Fund's shares of Capital Stock and in the performance by the Distributor of all of its duties under this Agreement.

10.     RESPONSIBILITY FOR CONTINUED REGISTRATION INCLUDING INCREASE IN SHARES

        The Fund will assume the continued responsibility for meeting the requirements of registration under the Securities Act of 1933, as amended, under the Investment Company Act of 1940, as amended, and under the securities laws of the various states where the Distributor is registered as a broker-dealer. The Fund, subject to the necessary approval of its shareholders, will increase the number of authorized shares from time to time as may be necessary to provide the Distributor with such number of shares as the Distributor may reasonably be expected to sell.

11.     SUSPENSION OF SALES

        If and whenever the determination of asset value is suspended pursuant to applicable law, and such suspension has become effective, until such suspension is terminated no further applications for shares shall be accepted by the Distributor except unconditional orders placed with the Distributor before the Distributor had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to accept orders for shares on behalf of the Fund, if in the judgment of the majority of its Board of Directors, if such Committee exists, it is in the best interest of the Fund to do so, suspension to continue for such period as may be determined by such majority; and in that event no shares will be sold by the Fund or by the Distributor on behalf of the Fund while such suspension remains in effect except for shares necessary to cover unconditional orders accepted by the Distributor before the Distributor had knowledge of the suspension.

12.     EXPENSES

        The Fund will pay (or will enter into arrangements providing for the payment of) all fees and expenses (1) in connection with the preparation and filing of any registration statement or amendments thereto as required under the Investment Company Act of 1940, as amended; (2) in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the Securities Act of 1933, as amended, covering the issue and sale of the Fund's shares; and (3) in connection with the registration of the Fund and qualification of shares for sale in the various states and other jurisdictions. The Fund will also pay the cost of (i) preparation and distribution to shareholders of prospectuses, reports, tax information, notices, proxy statements and proxies; (ii) preparation and distribution of dividend and capital gain payments to shareholders; (iii) issuance, transfer, registry and maintenance of open account charges; (iv) delivery, remittance, redemption and repurchase charges; (v) communication with shareholders concerning these items; and (vi) stock certificates. The Fund will pay taxes including, in the case of redeemed shares, any initial transfer taxes unpaid.

        The Distributor shall assume responsibility for the expense of printing prospectuses used for the solicitation of new accounts. The Distributor will pay the expenses of other sales literature, all fees and expenses in connection with the Distributor's qualification as a dealer under the Securities Exchange Act of 1934, as amended, and in the various states, and all other expenses in connection with the sale and offering for sale of shares of the Fund which have not been herein specifically allocated to or assumed by the Fund.

13.     CONFORMITY WITH LAW

        The Distributor agrees that in selling the shares of the Fund it will duly conform in all respects with the laws of the United States and any state or other jurisdiction in which such shares may be offered for sale pursuant to this Agreement.

14.     MEMBERSHIP IN NATIONAL ASSOCIATION OF SECURITIES DEALERS

        The Fund recognizes that the Distributor is now a member of the National Association of Securities Dealers, and in the conduct of its duties under this Agreement the Distributor is subject to the various rules, orders and regulations of such organization. The right to determine whether such membership should or should not continue, or to join other organizations, is reserved by the Distributor.

15.     OTHER INTERESTS

        It is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Distributor as directors, officers, stockholders, or otherwise; that directors, officers, agents, and stockholders of the Distributor are or may be interested in the Fund as directors, officers, stockholders or otherwise; that the Distributor may be interested in the Fund as a stockholder or otherwise; and that the existence of any dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Certification of Incorporation of the Fund and the Distributor, respectively, or by specific provision of applicable law.

16.     INDEMNIFICATION

        The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Securities Act of 1933, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Fund's registration statement or prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or in conformity with information furnished in writing by the Distributor to the Fund for use in the Fund's registration statement or prospectus: provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent that such result would not be against public policy as expressed in the Securities Act of 1933, and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors in connection with the issue and sale of any shares of it Capital Stock.

        The Distributor agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur under the Securities Act of 1933 or under common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Fund's registration statement or prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the registration statement or prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor being promptly notified of any action brought against the Fund, its officers or directors or any such controlling person.

17.     DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall become effective upon the effective date of the Fund's initial registration statement under the Securities Act of 1933 and will remain in effect from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, either by the Board of Directors of the Fund, or by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event such continuation shall be approved by the vote of a majority of the directors who are not interested persons of the Distributor, Principal Mutual Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may on 60 days written notice be terminated at any time, without the payment of any penalty, by the Fund, or by the Distributor. This Agreement shall terminate automatically in the event of its assignment by the Distributor and shall not be assignable by the Fund without the consent of the Distributor.

        In interpreting the provisions of this paragraph 15, the definitions contained in section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person", "assignment" and "voting security") shall be applied.

18.     AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify the Distributor of the form of such amendment, and the reasons therefor, and if the Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If the Distributor should at any time request that a change be made in the Fund's Certificate of Incorporation or By-laws, or in its method of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may be a member, relating to the sale of shares of the Fund, and the Fund should not make such necessary change within a reasonable time, the Distributor may terminate this Agreement forthwith.

19.     ADDRESS FOR PURPOSES OF NOTICE

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Distributor for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392.

     IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed in duplicate on the day and year first above written.

PRINCOR UTILITIES FUND, INC.             PRINCOR FINANCIAL SERVICES CORPORATION


           A. S. Filean                            S. L. Jones
By ________________________________      By ________________________________
   A. S. Filean, Vice President             S. L. Jones, President